Exhibit 99.1

Press Release April 20, 2022

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Reports Record First Quarter 2022 Results

FORT WAYNE, INDIANA, April 20, 2022 / PRNewswire /

First Quarter 2022 Performance Highlights:

▪	Record steel shipments of 2.9 million tons

▪	Record net sales of $5.6 billion

▪	Record operating income of $1.5 billion and net income of $1.1 billion

▪	Record steel fabrication operating income of $467 million and near record shipments of 210,000 tons

▪	Record cash flow from operations of $819 million and record adjusted EBITDA of $1.6 billion

▪	Increased first quarter 2022 cash dividends by 31 percent and repurchased $389 million of the company’s common stock, representing 3 percent of its outstanding shares

Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced first quarter 2022 financial results. The company reported first quarter 2022 net sales of $5.6 billion and net income of $1.1 billion, or $5.71 per diluted share. Excluding the impact from the following item, the company’s first quarter 2022 adjusted net income was $1.2 billion, or $6.02 per diluted share.

▪	Costs of approximately $84 million, or $0.31 per diluted share (net of capitalized interest), associated with the continued startup of the company’s Sinton Texas Flat Roll Steel Mill growth investment.

Comparatively, the company’s sequential fourth quarter 2021 earnings were $5.49 per diluted share, with adjusted earnings of $5.78 per diluted share excluding additional performance-based companywide compensation of approximately $0.08 per diluted share, a contribution to the company’s charitable foundation of $0.04 per diluted share, and costs of $0.18 per diluted share (net of capitalized interest), associated with construction and startup of the Texas Flat Roll Steel Mill. Prior year first quarter earnings were $2.03 per diluted share, with adjusted earnings of $2.10 per diluted share, excluding costs of $0.07 per diluted share (net of capitalized interest), associated with construction of the company's Texas Flat Roll Steel Mill.

“The team delivered another tremendous performance, achieving record quarterly operating and financial performance, including record sales, operating income, cash flow from operations, and adjusted EBITDA,” said Mark D. Millett, Chairman, President, and Chief Executive Officer. “Our first quarter 2022 operating income was $1.5 billion, with adjusted EBITDA of $1.6 billion. This record performance displays the power of our highly diversified, value-added, circular manufacturing model — as the strength in our steel fabrication operations more than offset moderation in our flat roll steel business, as realized hot roll coil selling values declined from peak 2021 levels during the quarter. Flat roll steel prices have recently firmed with extending delivery lead-times, related to strong demand dynamics, coupled with higher input costs and global flat roll steel supply disruptions. The automotive, construction, and industrial sectors continue to lead steel demand. We are also starting to see a significant increase in steel demand from the energy sector.

“We also achieved record cash flow from operations of $819 million in the first quarter 2022, while at the same time increasing shareholder distributions, investing in growth, and supporting increased working capital needs based on market dynamics and increased volume,” said Millett. “In February, we increased our quarterly cash dividend by 31 percent and authorized an additional $1.25 billion share repurchase program, reflecting our confidence in the consistency and strength of cash generation capabilities, in alignment with our growth initiatives.

“The teams achieved strong operating and financial results across all of our operating platforms,” continued Millett. “First quarter operating income from our steel and metals recycling operations remained very strong at $1.2 billion and $48 million, respectively. Earnings from our steel fabrication operations soared to $467 million, more than the entirety of full-year 2021 record results, based on significantly higher realized selling values and a continued strong construction demand environment. Steel joist and deck pricing and order activity continues to be robust, supporting our continued record order backlog with higher forward pricing.”

First Quarter 2022 Comments

First quarter 2022 operating income for the company’s steel operations remained strong at $1.2 billion, but lower than record sequential fourth quarter results of $1.4 billion. The decline in earnings resulted from metal spread compression within the company’s flat roll operations, as hot roll coil pricing moderated. Alternatively, pricing and metal spreads expanded within the company’s long product steel businesses. The first quarter 2022 average external product selling price for the company’s steel operations decreased just over $100 sequentially to $1,561 per ton. The average ferrous scrap cost per ton melted at the company’s steel mills decreased $16 sequentially to $474 per ton.

First quarter operating income from the company’s metals recycling operations remained strong at $48 million slightly above fourth quarter sequential results, based on improved metal spread offsetting modestly lower shipments.

The company’s steel fabrication operations reported record operating income of $467 million in the first quarter 2022, almost double sequential fourth quarter results, as significantly higher selling values and strong shipments, more than offset marginally higher steel input costs. The non-residential construction sector remains strong, resulting in a record order backlog with record forward-pricing for the company’s steel fabrication platform. The company anticipates this momentum to continue through 2022 based on these dynamics.

Based on the company’s differentiated business model and highly variable cost structure, the company generated cash flow from operations of $819 million during the quarter. The company also invested $159 million in capital investments, paid cash dividends of $51 million, and repurchased $389 million of its outstanding common stock representing three percent of its outstanding stock, while maintaining strong liquidity of $2.4 billion as of March 31, 2022.

Outlook

“We remain confident that market conditions are in place for domestic steel consumption to continue to be strong this year and into 2023,” said Millett. “Order entry activity continues to be robust across all of our businesses. We believe steel prices will remain supported by strong demand, balanced customer inventory levels, and elevated raw material costs. We believe the automotive, industrial, and energy sectors will remain solid steel consumers this year, with demand from the construction sector at the lead. Our steel fabrication operations order backlog remains at record volume and forward pricing levels. This combined with continued robust order activity and broad customer optimism, supports strong overall demand dynamics for the construction industry. We believe this overall momentum will continue and that our second quarter 2022 consolidated earnings should represent another record quarterly performance.

“We believe there are strong drivers for our continued growth and remain in a position of strength. Operations continue to ramp at our new Sinton Flat Roll Steel Mill. The team has done a great job with commissioning and starting up the steel mill. Based on our current forecast, we estimate 2022 shipments to be in the range of 1.5 million tons. We are also investing approximately $500 million to build four additional value-added flat roll steel coating lines comprised of two paint lines and two galvanizing lines with Galvalume® coating capability, a set of which will be located onsite at our new Texas steel mill, providing our new Texas steel mill with the same diversification and higher-margin product capabilities as our two existing flat roll steel divisions. The other two lines will be placed at our Heartland Flat Roll Division located in Terre Haute, Indiana to support growing coated flat roll steel demand in the region and to further increase the diversification and cash generation capacity of our existing Midwest operations. Based on current plans, we believe these four lines will begin operating mid-2023.

“Our commitment is to the health and safety of our teams, families, and communities, while meeting the current and future needs of our customers. Our culture and business model continue to positively differentiate our performance from the rest of the industry. We are competitively positioned and focused to generate long-term sustainable value,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss first quarter 2022 operating and financial results on Thursday, April 21, 2022, at 9:00 a.m. Eastern Daylight Time. You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Daylight Time on April 27, 2022.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel and recycled metals marketplaces, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not a guarantee of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance, (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits required to operate our businesses; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impact of impairment charges.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact:  Investor Relations — +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Three Months
	March 31,		Ended
	2022	2021	Dec. 31, 2021
Net sales	$5,569,902	$3,544,597	$5,310,657
Costs of goods sold	3,787,389	2,744,331	3,548,820
Gross profit	1,782,513	800,266	1,761,837

Selling, general and administrative expenses	152,015	149,781	182,290
Profit sharing	128,469	48,848	143,243
Amortization of intangible assets	7,162	7,438	7,178
Operating income	1,494,867	594,199	1,429,126

Interest expense, net of capitalized interest	16,669	17,269	12,338
Other expense (income), net	20,468	10,071	7,940
Income before income taxes	1,457,730	566,859	1,408,848

Income tax expense	350,376	128,104	313,151
Net income	1,107,354	438,755	1,095,697
Net income attributable to noncontrolling interests	(3,423)	(8,248)	(5,192)
Net income attributable to Steel Dynamics, Inc.	$1,103,931	$430,507	$1,090,505

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$5.74	$2.04	$5.53

Weighted average common shares outstanding	192,158	211,015	197,346

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$5.71	$2.03	$5.49

Weighted average common shares and share equivalents outstanding	193,241	212,254	198,794

Dividends declared per share	$0.34	$0.26	$0.26

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
Assets	2022	2021
	(unaudited)
Current assets
Cash and equivalents	$1,189,528	$1,243,868
Accounts receivable, net	2,363,668	1,916,434
Inventories	3,516,815	3,531,130
Other current assets	79,624	209,591
Total current assets	7,149,635	6,901,023

Property, plant and equipment, net	4,827,962	4,751,430

Intangible assets, net	288,183	295,345

Goodwill	453,088	453,835

Other assets	337,769	129,601
Total assets	$13,056,637	$12,531,234
Liabilities and Equity
Current liabilities
Accounts payable	$1,213,558	$1,280,555
Income taxes payable	229,360	13,746
Accrued expenses	579,338	835,894
Current maturities of long-term debt	68,390	97,174
Total current liabilities	2,090,646	2,227,369

Long-term debt	3,010,109	3,008,702

Deferred income taxes	856,790	854,905

Other liabilities	120,918	120,087
Total liabilities	6,078,463	6,211,063

Commitments and contingencies

Redeemable noncontrolling interests	227,914	211,414

Equity
Common stock	649	649
Treasury stock, at cost	(3,050,497)	(2,674,267)
Additional paid-in capital	1,204,023	1,218,933
Retained earnings	8,800,883	7,761,417
Accumulated other comprehensive income	9,296	(2,091)
Total Steel Dynamics, Inc. equity	6,964,354	6,304,641
Noncontrolling interests	(214,094)	(195,884)
Total equity	6,750,260	6,108,757
Total liabilities and equity	$13,056,637	$12,531,234

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Operating activities:
Net income	$1,107,354	$438,755

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	87,546	86,919
Equity-based compensation	16,519	17,040
Deferred income taxes	2,632	66,744
Other adjustments	11,157	(662)
Changes in certain assets and liabilities:
Accounts receivable	(447,234)	(394,545)
Inventories	14,315	(374,588)
Other assets	19,402	5,828
Accounts payable	(75,971)	360,681
Income taxes receivable/payable	341,905	59,593
Accrued expenses	(258,657)	(3,574)
Net cash provided by operating activities	818,968	262,191

Investing activities:
Purchases of property, plant and equipment	(159,330)	(309,863)
Investments in unconsolidated affiliates	(222,480)	-
Other investing activities	410	390
Net cash used in investing activities	(381,400)	(309,473)

Financing activities:
Issuance of current and long-term debt	319,779	297,441
Repayment of current and long-term debt	(349,272)	(304,284)
Dividends paid	(50,699)	(52,729)
Purchase of treasury stock	(389,190)	-
Other financing activities	(22,527)	(16,598)
Net cash used in financing activities	(491,909)	(76,170)

Decrease in cash, cash equivalents, and restricted cash	(54,341)	(123,452)
Cash, cash equivalents, and restricted cash at beginning of period	1,249,369	1,374,122
Cash, cash equivalents, and restricted cash at end of period	$1,195,028	$1,250,670

Supplemental disclosure information:
Cash paid for interest	$9,168	$11,315
Cash paid for income taxes, net	$9,948	$2,142

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION

(dollars in thousands)

	First Quarter
	2022	2021	Q4 2021
External Net Sales
Steel	$3,762,496	$2,510,684	3,786,221
Steel Fabrication	929,981	256,985	680,006
Metals Recycling	579,625	470,007	550,674
Other	297,800	306,921	293,756
Consolidated Net Sales	$5,569,902	$3,544,597	5,310,657
Operating Income
Steel	$1,166,945	$641,439	1,366,880
Steel Fabrication	466,916	9,895	237,639
Metals Recycling	48,146	53,933	43,581
	1,682,007	705,267	1,648,100

Non-cash amortization of intangible assets	(7,162)	(7,438)	(7,178)
Profit sharing expense	(128,469)	(48,848)	(143,243)
Non-segment operations	(51,509)	(54,782)	(68,553)
Consolidated Operating Income	$1,494,867	$594,199	1,429,126

Adjusted EBITDA
Net income	$1,107,354	$438,755	1,095,697
Income taxes	350,376	128,104	313,151
Net interest expense	16,055	16,815	11,999
Depreciation	78,790	77,888	77,438
Amortization of intangible assets	7,162	7,438	7,178
Noncontrolling interest (a)	(3,272)	(8,422)	(5,242)
EBITDA	1,556,465	660,578	1,500,221
Non-cash adjustments
Unrealized (gains) losses	300	(6,852)	(2,856)
Inventory valuation	11,125	109	6,101
Equity-based compensation	19,794	10,210	20,948
Adjusted EBITDA	$1,587,684	$664,045	1,524,414
Other Operating Information
Steel
Average external sales price (Per ton) (b)	$1,561	$1,041	1,662
Average ferrous cost (Per ton melted) (c)	$474	$372	490

Flat Roll shipments
Butler, Columbus, and Sinton Flat Roll divisions	1,551,845	1,496,531	1,416,890
Steel Processing divisions (d)	411,653	422,850	404,733
Long Product shipments
Structural and Rail Division	466,821	478,687	460,651
Engineered Bar Products Division	226,053	200,628	199,546
Roanoke Bar Division	143,619	136,420	132,318
Steel of West Virginia	94,837	87,158	86,381
Total Shipments (Tons)	2,894,828	2,822,274	2,700,519

External Shipments (Tons) (b)	2,409,763	2,410,817	2,277,865

Steel Mill Production (Tons)	2,508,184	2,476,939	2,395,437
Metals Recycling
Nonferrous shipments (000's of pounds)	260,890	280,809	274,479
Ferrous shipments (Gross tons)	1,265,222	1,395,843	1,275,062
External ferrous shipments (Gross tons)	437,228	437,182	434,335
Steel Fabrication
Average sales price (Per ton)	$4,424	$1,406	3,325
Shipments (Tons)	210,237	184,243	204,497

(a) Net of income tax expense (benefit) on noncontrolling interests.
(b) Represents all steel operations
(c) Represents ferrous cost per ton melted at our electric arc furnace steel mills
(d) Includes Heartland, The Techs, and United Steel Supply operations